_______________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 __________

                                SCHEDULE 14A
                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934
                                 __________


 Filed by the Registrant [ X ]
 Filed by a Party other than the Registrant [   ]
 Check the appropriate box:
    [    ] Preliminary Proxy Statement
    [ X  ] Definitive Proxy Statement
    [    ] Definitive Additional Materials
    [    ] Soliciting Material Pursuant to Rule 14a-11(c) or
           Rule 14a-12


                      AQUILA BIOPHARMACEUTICALS, INC.
              (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

 Payment of Filing Fee (Check Appropriate Box)
    [ X ] No fee required.
    [   ] Fee computed on table below per Exchange Act Rules
          14a-6(i)(1) and 0-11.

          1) Title of each class of securities to which transaction applies:

          2) Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:
               [    ] Fee paid previously with preliminary materials.
               [    ] Check box if any part of the fee is offset as provided
                      by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                      1)   Amount Previously Paid:
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                      3)   Filing Party:
                      4)   Date Filed:
    _______________________________________________________________________



                       AQUILA BIOPHARMACEUTICALS, INC.
                            __________________

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 13, 1999
                           ___________________



TO THE SHAREHOLDERS OF
AQUILA BIOPHARMACEUTICALS, INC.:


	NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Aquila Biopharmaceuticals, Inc. (the "Company") will be held on Thursday, May 13, 1999, at 3:00 p.m. at the offices of the Company, 175 Crossing Boulevard, Framingham, Massachusetts 01702, for the following purposes:

	1.	To elect one Class I director to the board of
directors to hold office until the annual meeting of shareholders in 2002;

	2.	To approve an amendment to the Company's 1996
Directors' Stock Award and Option Plan (the "Plan") to increase the aggregate number of shares of common stock authorized for issuance under the Plan by 200,000 shares; and

	3.	To transact such other business as may properly come before
the meeting or any adjournment of this meeting.

The board of directors has fixed the close of business on March 26, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at this annual meeting and at any adjournment thereof.

All shareholders are cordially invited to attend the meeting; however, to assure your representation at the meeting you are urged to mark, sign, date and return the enclosed form of proxy as promptly as possible. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.


                                           By Order of the Board of Directors



                                           Jane V. Hawkes, Secretary
April 8, 1999







                       AQUILA BIOPHARMACEUTICALS, INC.
                            175 CROSSING BOULEVARD
                       FRAMINGHAM, MASSACHUSETTS 01702


                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS


This proxy statement is being furnished to shareholders of Aquila Biopharmaceuticals, Inc. (the "Company") in connection with the solicitation by the Company's board of directors (the "Board of Directors" or "Board") of proxies for use at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on Thursday, May 13,
1999 at 3:00 p.m. at the offices of the Company, 175 Crossing Boulevard, Framingham, Massachusetts, and any adjournment thereof. A copy of the Company's 1998 Annual Report to Shareholders is being mailed concurrently with this proxy statement to each shareholder entitled to vote at the meeting. This proxy statement and accompanying proxy materials will be mailed beginning April 8, 1999 to all shareholders entitled to vote at the meeting.

Voting and Proxies

The Board of Directors has fixed the close of business on March 26, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on March 19, 1999, there were 6,996,734 shares of the Company's common stock outstanding.

Each holder of record of shares of the Company's common stock on the record date is entitled to cast one vote per share, in person or by properly executed proxy, on any matter that may properly come before the Annual Meeting. The presence in person or by properly executed proxy of the holders of a majority of the shares of the Company's common stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a plurality of the votes properly cast at the Annual Meeting on the election of directors is necessary for the election of a director. The affirmative vote of a majority of the votes properly cast at the Annual Meeting is necessary to approve the amendment to the Company's 1996 Directors' Stock Award and Option
Plan. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee record holders who did not receive specific instructions from the beneficial owners of such shares will not be treated as votes cast although they will count toward the presence of a quorum. The failure of a broker to return a signed proxy card will result in the shares held of record by such broker not being counted towards the determination of a quorum.




Proxy Voting and Revocation

All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld. Where a choice is specified as to the proposal, the proxies will be voted in accordance with such specification. If no choice is specified, the persons named in the proxies solicited by the Board of Directors intend to vote for the election of the nominee for director and for Proposal 2.

The Board of Directors does not know of any matters, other than the matters described in this Proxy Statement, which are expected to be presented for consideration at the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the accompanying proxy will have discretion to vote on such matters in accordance with their best judgment.

Shareholders of the Company who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted or by executing and delivering later-dated proxies. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the Secretary of the Company in writing at any time prior to the voting of the proxy.

Solicitations

Proxies are being solicited by and on behalf of the Board of Directors. In addition to solicitation by mail, directors, officers, and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses. In addition, the Company has retained American Stock Transfer & Trust Company to assist in the solicitation of proxies from its shareholders. For such service American Stock Transfer & Trust Company will receive reimbursement of out of pocket costs and expenses but will receive no consideration in addition to that received as transfer agent.


                                PROPOSAL 1
                          ELECTION OF DIRECTOR

Under the Company's By-laws, the Board of Directors consists of such number as the Board shall determine but not less than one. The Board has set the number of Board members at five. The Board is classified into three classes, as nearly equal in number as possible, whose terms of office expire at different times in annual succession. If the nominee is elected, there will be two directors (Dr. Taunton-Rigby and Mr. Carpenter) whose terms expire at the Annual Meeting of the Company's shareholders in 2000, two directors (Mr. Beaver and Dr. Dorrington) whose terms expire at the Annual Meeting of the Company's shareholders in 2001 and one director (Mr. Hillback) whose term expires at the Annual Meeting of the Company's shareholders in 2002. The members of each class are elected to serve a three-year term unless the membership of a class or classes is being reapportioned. It is intended that the persons named on the proxy card as proxies will vote shares of the Company's common stock so authorized for the election of Mr. Hillback to the Board of Directors. The Board of Directors expects that the nominee will be available for election; but in the event that he should become unavailable, it is intended that the proxy would be voted for a nominee or nominees who would be designated by the Board of Directors, unless the Board reduces the number of directors.

Mr. Hillback will serve until the Annual Meeting of the shareholders in 2002 and until his successor is elected and qualified. The nominee is currently a director of the Company, and the nominee has agreed to serve as a director if elected at the meeting.

The Board of Directors recommends a vote FOR the election of the nominee set forth below.

The Biographical summary of the nominee for director of the Company appears below.

Elliott D. Hillback, Jr.

Elliott D. Hillback, Jr., 54, has been a Director of the Company since March of 1996. Since July 1990 Mr. Hillback has served as a Senior Vice President of Genzyme Corporation and since
October 1996 has held the position of Senior Vice President of Corporate Affairs. From July 1991 to October 1996 he served as President and CEO of its genetic diagnostics subsidiary, IG Laboratories, Inc. Prior to joining Genzyme, Mr. Hillback held executive positions at Baxter International and the BOC Group, Inc. as well as the positions of President and CEO of Cellcor Therapies, Inc., a start-up biotechnology company. Mr. Hillback is a member of the Council of Medical Genetics Organizations, is Co-chair of the Ethics Committee of the Biotechnology Industry Organization and serves as Director of Integramed America, Inc., a physician practice management company specializing in women's health care with a focus on infertility and assisted reproductive technology services. He earned his B.A. degree at Cornell University and an M.B.A. from Harvard Business School. He is chairman of the Audit Committee and a member of the Compensation Committee.

Biographical summaries of the remaining directors of the Company whose terms of office will continue after the Annual Meeting appear below.

Jeffrey T. Beaver

Jeffrey T. Beaver, 61, has been a Director of the Company since March of 1996, and currently serves as the Chairman of the Board. Mr. Beaver served as a Director of the Company's predecessor, Cambridge Biotech Corporation ("CBC"), from
January 1983 to October 1996, and as Chairman of the Board of Directors from April 1995 to October 1996. From May 1994 to April 1995, Mr. Beaver served as President and Chief Executive Officer of CBC, and from May 1994 to March 1996, Mr. Beaver served as CBC's Treasurer. Since October 1996, Mr. Beaver has been Managing Director of CoView Capital, Inc. From January 1991 to May 1994, Mr. Beaver was an independent consultant in the healthcare sector. From September 1986 to December 1990, Mr. Beaver was Senior Vice President and Head of the Corporate Finance Group of IBJ Schroder Bank and Trust Company. Mr. Beaver is a member of the Institute of Chartered Financial Analysts. He received his B.A. degree from Princeton University and his M.B.A. degree from New York University. Mr. Beaver is a member of the Nominating Committee of the Company.

Robert J. Carpenter

Robert J. Carpenter, 53, has been a Director of the Company since April of 1998. Mr. Carpenter served as President of VacTex, Inc. from November 1995 to April 1998 and currently serves as a Director. Mr. Carpenter has served as Chairman of the Board of GelTex Pharmaceuticals, Inc. since 1991. He is President of Boston Medical Investors, Inc., an investment firm. Mr. Carpenter served as President and Chief Executive Officer of GelTex from 1991 to 1993. He served as an Executive Vice President of Genzyme Corporation, a human health care company, from 1989 to 1991, and was Chief Executive Officer and Chairman of the Board of IG Laboratories, Inc., a genetic testing service company, from 1989 to 1991. Prior to that, he was Chairman, President and Chief Executive Officer of Integrated Genetics, Inc., a biotechnology company, which he joined as President in 1981. He is a director of Genzyme Corporation. Mr. Carpenter is Chairman of the Compensation Committee.

Keith J. Dorrington

Keith J. Dorrington, Ph.D., D.Sc., 59, has been a Director of the Company since October 1996. Since 1991 Dr. Dorrington has been associated with MDS Health Ventures Capital Corp., the leading venture capital company for the healthcare sector in Canada, serving as Senior Vice President, Science and
Technology since 1993. In this capacity Dr. Dorrington is responsible for the scientific evaluation of all pharmaceutical/ biotechnology proposals received by MDS and in-depth technical review of selected proposals. Dr. Dorrington is currently a member of American Association of Immunologists, American
Society of Biological Chemists, Biochemical Society, British Society for Immunology, Canadian Biochemical Society,
Canadian Society of Immunology, American Management
Association and Canadian Research Management Association and holds directorships in six early stage companies in the MDS portfolio. He is Advisory Editor of Immunological Communications, a member of the Editorial Board of Critical Review in Immunology and a director of two of the Network
Centres for Excellence. Dr. Dorrington earned his B.Sc., Ph.D., and D.Sc. from the University of Sheffield, U.K. He is a member of the Audit Committee and Chairman of the Nominating
Committee.

Alison Taunton-Rigby

Alison Taunton-Rigby, Ph.D., 54, has served as President, Chief Executive Officer and Director since March of 1996. Dr. Taunton-Rigby served as President and Chief Executive Officer and a member of the Board of Directors of CBC from April 1995 until October of 1996. From 1993 to 1994, she served as President and Chief Executive Officer of Mitotix, Inc., a biopharmaceutical company. Prior to joining Mitotix, Dr. Taunton-Rigby was Senior Vice President, Biotherapeutics, of Genzyme Corporation, where she had overall responsibility for Genzyme's biotherapeutics business. Dr. Taunton-Rigby is a member of the Board of Directors of BIO, the national trade organization, where she is also a past Chair of and a current member of the Emerging Companies Section. She is also a member of the Board of Directors and a past President of the Massachusetts Biotech Council, the trade organization representing Massachusetts biotechnology companies. Dr. Taunton-Rigby received her doctorate in Chemistry from the University of Bristol in England, and is a graduate of the Advanced Management Program of the Harvard Business School.
She is a director of Synaptic Pharmaceutical Corporation. She is also a member of the Bentley College Ethics Board.


                              PROPOSAL 2
            Approval of the 1996 Stock Award and Option Plan,
                             as Amended


In October of 1996, the Board of Directors adopted, and the stockholders subsequently ratified, the Company's 1996 Directors' Stock Award and
Option Plan (the "Plan") authorizing the issuance of 200,000 shares of the Company's common stock under the Plan. The Plan is intended to provide the Company's Directors with additional incentives for performance furthering the interest and success of the Company. As of March 25, 1999, 193,405 shares have been granted under the Plan and only 6,595 shares remain available for future grant under the Plan. On March 25, 1999, the Board of Directors amended the Plan to increase the number of shares authorized for issuance thereunder by 200,000 shares.
The increase to the reserve is designed to assure that a sufficient reserve of common stock continues to be available under the Plan to attract and retain highly qualified individuals to serve as Board members.

The Board of Directors recommends a vote FOR the approval of the Amendment to the Plan.

The following is a summary of the principal features of the Plan, together with the applicable tax and accounting implications, which will be in effect if the amendments to the Plan are approved by the stockholders; this summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual Plan document may do so by written request to Thomas Kelly, at the Company's principal executive offices in Framingham, Massachusetts.

Administration and Eligibility

The Plan is administered by the Compensation Committee of the Board of Directors. Under the Plan, the Company may grant stock options, discounted stock options, restricted stock, deferred stock and stock appreciation rights (collectively "Award(s)"). As amended, there is an authorization and reservation of 206,595 shares of the Company's common stock, $.01 par value, available for Awards. All directors of the Company are eligible to receive options under the Plan. However, only employee directors of the Company are eligible to receive incentive stock options and only non-employee directors are eligible to receive the so called "formula grants" described below.

Terms

	Formula Grants

	Under the terms of the Plan, each director who is not an employee of the Company was initially granted an option to purchase 10,000 shares of the Company's common stock; one-fourth of which vested immediately and one-fourth of which vests at each succeeding anniversary date. In addition, on the first trading day of each July, commencing July of 1997, each non-employee director is granted options with respect to 2,500 shares of the Company's common stock.

	General

      Except as set forth above, the Compensation Committee selects the recipient of the Award and determines the number of shares subject to each Award and the terms of each Award.

      Payment of the option exercise price may be made in cash, shares of the Company's common stock or a combination of both.

Amendment and Termination

The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code, or any successor provision with respect to incentive stock options, or under Rule 16b-3 under the Securities Exchange Act of 1934, the Board of Directors may not effect such modification or amendment without such approval. The Plan will remain in full force and effect until terminated by the Board.

Federal Income Tax Consequences

Under the Plan, the Company may grant non-qualified options, incentive stock options ("ISOs") and discounted options.

With respect to a non-qualified stock option awarded under the Plan: (i) no income is realized by the participant at the time the option is granted;
(ii) generally, upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise, and the Company will be entitled to a tax deduction in the same amount; and (iii) at disposition, any appreciation or depreciation, after the date of exercise, is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

With respect to an ISO, no taxable income is realized by the participant upon the grant or exercise of an ISO. If common stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (i) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a long-term loss; and (ii) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference equal in amount to the excess of the fair market value of the stock on the date of exercise over the option price which may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.
To the extent the aggregate fair market value of stock with respect to which ISOs held by a participant are exercisable for the first time during any calendar year exceeds $100,000, such ISOs shall be treated as non-qualified stock options.

If common stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and
(ii) the Company will be entitled to deduct any such recognized amount.
Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not entitle the Company to any further deduction.

Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

Discounted options awarded under the Directors' Option Plan, would generally be treated in the same manner for tax purposes as non-qualified options.


               Security Ownership of Certain Beneficial Owners
                       and Management of the Company

The following table sets forth certain information as to the Company's common stock owned by management of the Company as of February 1, 1999 based upon information supplied by the Company's directors and executive officers and by beneficial owners of more than five percent (5%) of the Company's common stock based solely upon filings made by such beneficial owners.

Name of Beneficial Owner        Amount and Nature of
                               Beneficial Ownership(1)       Percent of Class

Alison Taunton-Rigby, Ph.D.(2)       186,745                      2.7%
Aquila Biopharmaceuticals, Inc.
175 Crossing Boulevard
Framingham, MA  01702

Jeffrey T. Beaver(3)                  57,922                       *
Aquila Biopharmaceuticals, Inc.
175 Crossing Boulevard
Framingham, MA  01702

Robert J. Carpenter(4)               114,658                      1.6%
Aquila Biopharmaceuticals, Inc.
175 Crossing Boulevard
Framingham, MA  01702

Keith J. Dorrington, Ph.D.(5)          12,500                      *
Aquila Biopharmaceuticals, Inc.
175 Crossing Boulevard
Framingham, MA  01702

Elliott D. Hillback, Jr.(6)           12,500                       *
Aquila Biopharmaceuticals, Inc.
175 Crossing Boulevard
Framingham, MA  01702

Gerald A. Beltz, Ph.D.(7)             54,456                       *
Aquila Biopharmaceuticals, Inc.
175 Crossing Boulevard
Framingham, MA  01702

Deborah B. Grabbe(8)                  54,095                       *
Aquila Biopharmaceuticals, Inc.
175 Crossing Boulevard
Framingham, MA  01702

James L. Warren(9)                    27,700                       *
Aquila Biopharmaceuticals, Inc.
175 Crossing Boulevard
Framingham, MA  01702

Directors and Executive              520,576                      7.4%
Officers as a Group(10)

State of Wisconsin                   414,074                      5.9%
Investment Board(11)
State of Wisconsin
121 E. Wilson Street
Madison, Wisconsin 53707

Marcus Schloss & Co., Inc. (12)      570,253                      8.2%
One Whitehall Street
New York, NY 10004

New Enterprise Associates VI,        374,176                      5.3%
Limited Partnership(13)
1119 St. Paul Street
Baltimore, MD  21202


*	Less than 1%
(1)	Share ownership includes shares of common stock issuable on exercise of certain outstanding options as described in the footnotes below.
(2)	Includes 176,543 shares which Dr. Taunton-Rigby may acquire upon the exercise of options.
(3)	Includes 132 shares held as custodian for one daughter and 132 shares held as custodian for another daughter. Mr. Beaver disclaims beneficial ownership of the shares held as custodian for his daughters. Includes 47,181 shares which Mr. Beaver may acquire upon the exercise of options
(4)	Includes 2,500 shares which Mr. Carpenter may acquire upon the exercise of options.
(5)	Includes 12,500 shares which Dr. Dorrington may acquire upon the exercise of options.
(6)	Includes 12,500 shares which Mr. Hillback may acquire upon the exercise of options.
(7)	Includes 50,000 shares which Dr. Beltz may acquire upon the exercise of options.
(8)	Includes 50,000 shares which Ms. Grabbe may acquire upon the exercise of options.
(9) Includes 25,000 shares which Mr. Warren may acquire upon the exercise of options.
(10)	See Footnotes Numbers 1-10.
(11)	Based solely upon information contained in Schedule 13G filed with the
Company.
(12)	Based solely upon information contained in Schedule 13G filed with the
Company. Douglas Schloss and Richard Schloss may be deemed beneficial owners of the shares.
(13)	Based solely upon information contained in Schedule 13G filed with the
Company.  NEA Partners VI, Limited Partnership, Peter J. Barris, Nancy
L. Dorman, Ronald Kase, C. Richard Kranlich, Arthur J. Marks, Thomas C. McConnell, John M. Nehra and Charles W. Newhall, III may be deemed beneficial owners of the shares.


                           Board of Directors

The Board of Directors meets on a regularly scheduled basis and holds special meetings as required. The Board met five times during 1998 and acted by written consent four times. The Board of Directors has assigned certain responsibilities to the Audit Committee, the Compensation Committee and the Nominating Committee, each of which was established by the Board of Directors in October of 1996. No director of the Company attended fewer than 75% of the total meetings of the Board and Committee meetings on which such Board member served during this period.

The members of the Audit Committee are Mr. Hillback (chairman) and Dr. Dorrington. The Audit Committee held three meetings during 1998. The functions of the Audit Committee include recommending to the full Board the appointment of the independent public accountants for the Company, reviewing the scope and results of the audits by the independent public accountants, and reviewing internal reports on various aspects of corporate operations.

The members of the Compensation Committee are Mr. Carpenter
(chairman) and Mr. Hillback. The Compensation Committee held five informal meetings during 1998 (acting by written consent vote), and administered the compensation plan for the Company's officers.

The members of the Nominating Committee are Dr. Dorrington (chairman) and Mr. Beaver. The Nominating Committee held no meetings during 1998. The functions of the Nominating Committee include reviewing possible candidates for the Board of Directors and recommending nomination of appropriate candidates by the Board.

Shareholders who wish to suggest qualified candidates for the Board of Directors must do so in accordance with the provisions of the Company's By-Laws by sending a notice to the Company's Secretary, together with certain information with respect to such nominees, not less than 60 nor more than 150 days prior to the date of the Annual Meeting (unless less than 70 days' notice of the Annual Meeting is given in which case notice must be given not later than the close of business on the tenth day following the earlier of such public disclosure or notice of such meeting).



                            EXECUTIVE COMPENSATION

                           Summary Compensation Table

The following table sets forth certain information as to the annual and long-term compensation for services to the Company for the last three completed fiscal years of the Company's Chief Executive Officer and the other three most highly compensated executive officers of the Company as of December 31, 1998 (collectively the "Named Executive Officers"). The amounts reported for 1996 reflect compensation paid by the Company's predecessor, Cambridge Biotech Corporation ("CBC") (prior to and including October 21, 1996) and the Company (after October 21, 1996).





                                      Summary Compensation Table

                                                                     Long-Term
                                  Annual Compensation               Compensation   All Other
                                                                Awards           Compen-
Name and Principal      Year   Salary    Bonus    Other     Restricted  Securities  sation
 Position                        ($)      ($)     Annual      Stock      Underlying    ($)
                                                Compensation  Award(s)    Options/
                                                    ($)        ($)          SARS
                                                                            (#)

Alison Taunton-Rigby     1998  $255,000  $45,000    ---        ---        60,000      $3,800 <F1>
President/CEO & Director 1997   244,650   61,500    ---        ---        35,000       6,885
                         1996   225,000  103,750    ---        ---        85,000       4,895

Gerald A. Beltz          1998   175,000   32,000    ---        ---        40,000       3,415 <F3>
Senior Vice President of 1997   160,474   32,000    ---        ---        20,000       2,962
Research & Development   1996   144,708   40,000   31,373 <F2> ---        60,000         762

Deborah B. Grabbe        1998   142,500   34,500    ---        ---        30,000       3,298 <F5>
Vice President of        1997   137,442   34,500    ---        ---        20,000       2,259
Manufacturing Operations 1996   132,040   33,000   25,081 <F4> ---        60,000         689

James L. Warren <F6>     1998   159,144    ---      ---        ---        80,000       1,877 <F7>
Vice President of        1997     ---      ---      ---        ---          ---          ---
Finance, Chief Financial 1996     ---      ---      ---        ---          ---          ---
Officer and Treasurer

<F1> Represents payment by the Company of $1,010 for term life insurance and $2,790 for the Company's contribution to Dr. Taunton-Rigby's 401(k) account.
<F2> Represents an incentive stock award in the amount of $29,700 and compensation deferred pursuant to a salary reduction program, both of which were contingent upon CBC emerging from bankruptcy and were paid in the Company's common stock on consummation of the Reorganization Plan.
<F3> Represents payment by the Company of $696 for term life insurance and $2,719 for the Company's contribution to Dr. Beltz's 401(k) account.
<F4> Represents an incentive stock award in the amount of $22,770 and compensation deferred pursuant to salary reduction program, both of which were contingent upon CBC emerging from bankruptcy and were paid in the Company's common stock on consummation of the Reorganization Plan.
<F5> Represents payment by the Company of $581 for term life insurance and $2,717 for the Company's contribution to Ms. Grabbe's 401(k) account.
<F6> Mr. Warren joined the Company on January 19, 1998.
<F7> Represents payment by the Company of $640 for term life insurance and $1,237 for the Company's contribution to Mr. Warren's 401(k) account.

                                         Option/SAR Grants in Last Fiscal Year

                Individual Grants                                        Potential Realizable
                                                                           Value at Assumed
                                                                         Annual Rates of Stock
                                                                         Price Appreciation for
                                                                              Option Term

Name                 Number of   Percent of      Exercise  Expiration
                    Securities   Total Options/  of Base     Date
                    Underlying   SARs Granted to  Price
                    Option/SARs  Employees in    ($/Sh.)
                    Granted (#)  Fiscal Year

                                                                         5%($)        10%($)
Alison Taunton-Rigby 60,000 <F1>    19%           $2.75    9/18/2008  $103,767.61  $262,967.51
Gerald A. Beltz      40,000 <F1>    12%            2.75    9/18/2008    69,178.41   175,311.67
Deborah B. Grabbe    30,000 <F1>     9%            2.75    9/18/2008    51,883.81   131,483.75
James L. Warren      30,000 <F1>     9%            2.75    9/18/2008    51,883.81   131,483.75
James L. Warren      50,000 <F2>    16%            4.25    1/19/2008   133,630.00   338,670.00


<F1> Stock option exercisable with respect to 25% of the shares on September
18, 1999, 25% of the shares on September 18, 2000, 25% on the shares on September 18, 2001, and 25% of the shares on September 18, 2002.

<F2> Stock option granted on the commencement of Mr. Warren's employment with the Company and exercisable with respect to 25% of the shares on January 19, 1998, 25% of the shares on January 19, 1999, 25% of the shares on January 19, 2000, and 25% of the shares on January 19, 2001.

                 Fiscal Year End Option/SAR Value Table

The following chart shows the number and value of unexercised options held by each of the Named Executive Officers at the end of the Company's last fiscal year. The value shown for each option is equal to the difference between the exercise price of the option and the fair market value of the underlying stock at fiscal year end. The Company has never awarded any stock appreciation rights to any of its employees, and thus none are outstanding. None of the Named Executive Officers exercised any options during the Company's last fiscal year.


                  Aggregated Option / SAR Exercises In
           Last Fiscal Year And FY-End Option / SAR Values


                    Number of Securities               Value of Unexercised
                    Underlying Unexercised            In-the-Money Options/
Name              Options/SARs at Fiscal Year-        SARs at Fiscal Year-End
                             End                               ($)
                             (#)


                   Exercisable/Unexercisable        Exercisable/Unexercisable


Alison Taunton-Rigby    176,543/107,500                   $11,846/$67,500
Gerald A. Beltz           50,000/70,000                     $0/$45,000
Deborah B. Grabbe         50,000/60,000                     $0/$33,750
James L. Warren           12,500/67,500                     $0/$33,750

The Company has entered into employment contracts with several of its officers as described below.

Dr. Taunton-Rigby entered into an employment agreement with CBC dated April 6, 1995, which has been assumed by the Company, which provides for an annual base salary of $225,000, subject to increase from time to time at the discretion of the Company. The term of the contract automatically extends for an additional year on each anniversary date unless the Company gives a notice of termination 90 days prior to the relevant anniversary date. Dr. Taunton-Rigby also entered into an Employee Retention Agreement dated September 2, 1997, pursuant to which, if Dr. Taunton-Rigby's employment is terminated within twenty-four (24) months of a "change of control," unless such termination is by the Company for "cause," by Dr. Taunton-Rigby other than for "good reason" or due to her death or disability, she is entitled to a payment equal to three (3) times her annual base salary as in effect prior to the change of control plus the average annual bonus received by her during the three preceding years.

Dr. Beltz entered into an employment agreement with CBC dated August
21, 1995, which has been assumed by the Company, which provides for an initial annual salary of $140,000, subject to review on an annual basis. Dr. Beltz's employment under the agreement may be terminated any time after August 21, 1997 by either party without liability upon 180 days prior written notice. Dr. Beltz also entered into an Employee Retention Agreement dated October 24, 1997, pursuant to which, if Dr. Beltz's employment is terminated within twenty-four (24) months of a "change of control," unless such termination is by the Company for "cause," by Dr. Beltz other than for "good reason" or due to his death or disability, he is entitled to a payment equal to two (2) times his annual base salary as in effect prior to the change of control plus the average annual bonus received by him during the three preceding years.

Ms. Grabbe entered into an employment agreement with CBC dated
August 21, 1995, which has been assumed by the Company, which provides for an initial annual salary of $130,000, subject to review on an annual basis. Ms. Grabbe's employment under the agreement may be terminated at any time after August 21, 1997 by either party without liability upon 180 days prior written notice. Ms. Grabbe also entered into an Employee Retention Agreement dated October 24, 1997, pursuant to which, if Ms. Grabbe's employment is terminated within twenty-four (24) months of a "change of control," unless such termination is by the Company for "cause," by Ms. Grabbe other than for "good reason" or due to her death or disability, she is entitled to a payment equal to her annual base salary as in effect prior to the change of control plus the average annual bonus received by her during the three preceding years.

Mr. Warren entered into an employment agreement with the Company dated January 17, 1998, which provides for an initial annual salary of $165,000 subject to review on an annual basis. Mr. Warren's employment under the Agreement may be terminated by either party without liability upon 180 days prior written notice. Mr. Warren also entered into an Employee Retention Agreement dated January 17, 1998, pursuant to which, if Mr. Warren's employment is terminated within twenty-four (24) months of a "change of control," unless such termination is by the Company for "cause," by Mr. Warren other than for "good reason" or due to his death or disability, he is entitled to a payment equal to his annual base salary as in effect prior to the change of control plus the average annual bonus received by him during the preceding three years.


Performance Graph

	The following graph shows a comparison over a five-year period ending at the end of the Company's last fiscal year of the cumulative total return to the Company's shareholders with the cumulative total return of the NASDAQ Total Return Index and the NASDAQ Pharmaceutical
Index and assumes an investment of $100 on December 31, 1993.



                               1993    1994    1995    1996    1997    1998

NASDAQ Total Return Index      100.0   97.0    136.2   166.8   203.9  281.9

NASDAQ Pharmaceuticals Index   100.0   75.3    138.0   138.5   143.0  181.9

Cambridge Biotech              100.0   52.3     52.5    60.2    51.7   47.9
Corporation/Aquila
Biopharmaceuticals, Inc. 4


4 The graph represents the history of CBC until October 1996, and the Company thereafter.


         Board Compensation Committee Report on Executive Compensation

Overall Policy

The Company's executive compensation program is designed to be closely linked to corporate performance and return to shareholders by tying a significant portion of executive compensation to the Company's success in meeting specified annual performance goals. The overall objectives of this strategy are to provide competitive salaries necessary to attract and retain the highest quality talent, to reward performances that accomplish Company goals and priorities, and to provide incentives that link the executive officers' opportunities for financial reward with that of the shareholders.

The Compensation Committee is responsible for setting and administering the policies that govern the compensation of the Company's executive officers. Generally, the three principal components of the compensation program for executive officers are base salary, bonus and equity-based incentives (typically stock options), although awards are not necessarily granted in all three categories every year. In reaching decisions on compensation, the Compensation Committee also takes into account the full compensation package provided by the Company to the officers, including savings plans, severance plans, insurance, and benefits generally available to all employees of the Company.

This report addresses the Company's compensation policies as they relate to compensation reported for 1998.

Salary Administration

The ranges of appropriate base salaries are determined by analysis of salary data on positions of comparable responsibility within the biotechnology industry, as reported in the annual Radford Biotechnology Compensation Report by Radford Associates/AON Consulting. Salaries of executive officers are reviewed annually, and any adjustments are made by evaluating the performance of the Company and of each executive officer and taking into account any change in the executive's responsibilities. Exceptional performances are generally compensated with performance-related bonuses and stock options rather than raising base salaries, reflecting the Compensation Committee's increasing emphasis on tying pay to performance criteria.

Bonus Program

Executives are eligible to receive bonuses based on the overall performance of the Company and based on individual achievement. A number of specific goals are established at the beginning of the year for each of the executive officers. A target bonus as a percentage of compensation is also set for each of the executive officers including the CEO. Bonuses are awarded based upon the recommendation of the CEO and the Compensation Committee's evaluation of the executive officer's achievement of his or her goals. For example, if an officer had a target bonus of up to 25% of his compensation, he might be given a bonus of 20% if he met most but not all of his goals. The Compensation
Committee awarded bonuses to executive officers, other than Dr. Taunton-Rigby, totaling in the aggregate $66,500.

Stock Option Program

Under the Company's 1996 Stock Award and Option Plan, the Company
may grant stock options, discounted stock options, restricted stock, deferred stock, and stock appreciation rights to any or all of the Company's employees, officers, and advisors and/or consultants. The Compensation Committee believes that long-term incentive awards, such as stock options, link the executive's opportunity for financial reward with that of the shareholders, in that the value of an executive's stock
options increases as the value of the shareholders' shares increases.   The
Committee granted options to executive officers in order to continue to incentivize the officers towards the achievement of the Company's long term goals.

The Committee granted options for 100,000 shares of the Company's common stock in the aggregate to the named Executive Officers, other than Dr. Taunton-Rigby. The options will vest beginning in September of 1999.

Compensation of the Chief Executive Officer

Dr. Taunton-Rigby's 1998 base compensation is pursuant to an employment contract negotiated with CBC in 1995 and assumed by the Company. The Compensation Committee elected to increase Dr. Taunton-Rigby's base compensation by approximately four percent, consistent with the percentage increase given to a majority of the employees of the Company, reflecting the Committee's goal to reward performance mainly through a bonus award. The Committee's determination of the amount of the bonus was made after a review of the achievement of Dr. Taunton-Rigby's goals for the year. The Compensation Committee granted Dr. Taunton-Rigby a bonus in the amount of $45,000. Under the Company's 1996 Stock Award and Option Plan, the Board granted Dr. Taunton-Rigby options for 60,000 shares of the Company's common stock, which options will vest beginning in September of 1999.



                 SUBMITTED BY THE COMPENSATION COMMITTEE
                        OF THE BOARD OF DIRECTORS

                       Robert J. Carpenter, Chairman
                          Elliott D. Hillback, Jr.


        Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of the registered class of the Company's equity securities (collectively, "Reporting Person") to file with the Securities and Exchange Commission
(the "SEC") initial reports of ownership and reports of changes in ownership of common stock of the Company. Each Reporting Person is required by SEC regulation to furnish the Company with copies of such
Section 16(a) reports. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports are required during the fiscal year ended December 31, 1998, no Reporting Person has failed to file on a timely basis any report required by Section 16(a) of the Exchange Act.

                        Compensation of Directors

Each director who is not an employee of the Company receives fees of $2,000 ($2,500 for the chairman of the Board) for each Board meeting attended in person by such director; $1,000 for each standing committee meeting, held on a day other than a day on which a meeting of the Board is held, attended by such director in person; and $500 for each Board and committee meeting attended by telephone provided such committee meeting is not held on the same day as a Board meeting. Under provisions of the Company's 1996 Directors' Stock Award and Option
Plan, each non-employee director is awarded an option to purchase 2,500 shares of the Company's common stock on the first trading day of July of each year.

                     INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected PriceWaterhouseCoopers, L.L.P., independent certified public accountants, as auditors of the Company for fiscal year ending December 31, 1998. Coopers & Lybrand L.L.P. (predecessor to PriceWaterhouseCoopers, L.L.P.) served as auditors during 1995, 1996 and 1997. A representative of PriceWaterhouseCoopers, L.L.P. is expected to be present at the Annual Meeting to be available to respond to appropriate questions and to have the opportunity to make a statement if such representative desires to do so.

                         SHAREHOLDER PROPOSALS

In order for any proposal that a shareholder intends to present at the next annual meeting of shareholders to be eligible for inclusion in the Company's proxy material for that meeting, it must be received by the Secretary of the Company at the Company's offices in Framingham, Massachusetts by December 9, 1999. Any shareholder proposal to be considered at the 2000 Annual Meeting of the Company's shareholders must be received by the Company at least 60 days prior to the scheduled date of the Annual Meeting in order to be considered timely under Rule 14a-4(c).

                             OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


Date: April 8, 1999                 By order of the Board of Directors


                                             JANE V. HAWKES, Secretary


     PROXY   AQUILA BIOPHARMACEUTICALS, INC.	PROXY


	This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders May 13,
1999.

	The undersigned shareholder of AQUILA
BIOPHARMACEUTICALS, INC. (the "Company"), revoking all previous proxies, hereby constitutes and appoints ALISON
TAUNTON-RIGBY and JANE V. HAWKES, or any one of them, attorneys and proxies of the undersigned, with full power of substitution for and in the name of the undersigned to vote all shares of stock of the Company which the undersigned may be entitled to vote at the annual meeting of the shareholders of the Company to be held at the offices of the Company, 175 Crossing Boulevard, Framingham, Massachusetts 01702, on Thursday, May 13, 1999 at
3:00 p.m. or any adjournment thereof, with all powers which the undersigned would possess if personally present.

	The proxies appointed hereby are instructed to vote in the manner indicated on the reverse side on the following matters, as set forth in the notice of meeting and in the Proxy Statement dated
April 8, 1999, receipt of which is hereby acknowledged.

	This proxy when properly executed will be voted in accordance with the specifications indicated by the undersigned shareholder.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


CONTINUED AND TO BE SIGNED ON REVERSE SIDE.


Where no specification is made, this proxy will be voted FOR the Election of Directors and FOR Proposal 2 in accordance with the recommendation of the Board of Directors.


Proposal 1

Elect Class I director to hold office until the annual meeting of shareholders in 2002.

					Elliott D. Hillback


FOR                              WITHHELD                             ABSTAIN

Proposal 2

To approve amendment to the Company's 1996 Directors Stock
Award and Option Plan to increase the aggregate number of shares of common stock authorized for issuance under the Plan by 200,000.

FOR                              AGAINST                              ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


MARK HERE FOR ADDRESS CHANGE


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MARK HERE IF YOU PLAN TO ATTEND THE MEETING


Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by
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Signature       ______________________          Date _________________